M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz Executive Vice President and Chief Financial Officer (732) 590-1000	Virginia Sobol Vice President, Marketing and Public Relations (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES FOURTH QUARTER RESULTS

Edison, New Jersey – February 14, 2008 – Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the fourth quarter 2007.

Recent highlights include:

-	Reported net income per diluted share of $0.24;

-	Reported funds from operations per diluted share of $0.89; and

-	Declared $0.64 per share quarterly common stock dividend.

FINANCIAL HIGHLIGHTS

Net income available to common shareholders for the fourth quarter 2007 equaled $15.8 million, or $0.24 per share, versus $67.4 million, or $1.07 per share, for the same quarter last year.  For the year ended December 31, 2007, net income available to common shareholders equaled $108.5 million, or $1.61 per share, versus $142.7 million, or $2.28 per share, for the same period last year.

Funds from operations (FFO) available to common shareholders for the quarter ended December 31, 2007 amounted to $73.0 million, or $0.89 per share, versus $68.2 million, or $0.87 per share, for the quarter ended December 31, 2006.  For the year ended December 31, 2007, FFO available to common shareholders amounted to $293.9 million, or $3.56 per share, versus $290.5 million, or $3.73 per share, for the same period last year.

Total revenues for the fourth quarter 2007 increased 2.9 percent to $201.7 million as compared to $196.1 million for the same quarter last year.  For the year ended December 31, 2007, total revenues amounted to $808.4 million, an increase of 10.4 percent over total revenues of $732.0 million, for the same period last year.

All per share amounts presented above are on a diluted basis.

The Company had 65,558,073 shares of common stock, 10,000 shares of 8 percent Series C cumulative redeemable perpetual preferred stock ($25,000 liquidation value per share), and 14,985,538 common operating partnership units outstanding as of December 31, 2007.  The Company had a total of 80,543,611 common shares/common units outstanding at December 31, 2007.

As of December 31, 2007, the Company had total indebtedness of approximately $2.2 billion, with a weighted average annual interest rate of 6.08 percent.  The Company had a total market capitalization of $5.0 billion and a debt-to-undepreciated assets ratio of 40.2 percent at December 31, 2007.  The Company had an interest coverage ratio of 3.3 times for the quarter ended December 31, 2007.

Mitchell E. Hersh, president and chief executive officer, commented, "Our fourth quarter was marked by solid leasing activity and improved occupancies.  While it is widely held that the nation's economy is slowing and the capital markets are constrained, we enter this period of uncertainty with an extremely well leased portfolio with high caliber tenants, minimal 2008 lease expirations and a strong balance sheet.  The combination of these factors will allow Mack-Cali to operate efficiently as well as be opportunistic going forward."

DIVIDENDS

In December, the Company’s Board of Directors declared a cash dividend of $0.64 per common share (indicating an annual rate of $2.56 per common share) for the fourth quarter 2007, which was paid on January 14, 2008 to shareholders of record as of January 4, 2008.

The Board also declared a cash dividend on the Company’s 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period October 15, 2007 through January 14, 2008.  The dividend was paid on January 15, 2008 to shareholders of record as of January 4, 2008.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 92.7 percent leased at December 31, 2007, as compared to 92.2 percent at September 31, 2007 and 92.0 percent at December 31, 2006.

For the quarter ended December 31, 2007, the Company executed 137 leases totaling 1,118,154 square feet, consisting of 890,428 square feet of office space and 227,726 square feet of office/flex space.  Of these totals, 248,124 square feet were for new leases and 870,030 square feet were for lease renewals and other tenant retention transactions.

For the year ended December 31, 2007, the Company executed 519 leases totaling 4,262,349 square feet, consisting of 2,989,749 square feet of office space, 1,166,483 square feet of office/flex space and 106,117 square feet of industrial/warehouse space.  Of these totals, 1,339,913 square feet were for new leases and 2,922,436 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

IN NORTHERN NEW JERSEY:
-
An international financial institution signed a 137,076 square-foot transaction extending their lease for 10 years and two months at Harborside Financial Center, Plaza 3, in Jersey City.  Plaza 3 is a 725,600 square-foot office building on the Jersey City waterfront and is 99.1 percent leased.

-
National Union Fire Insurance Company of Pittsburgh, PA, a subsidiary of the American International Group, Inc. (AIG), signed expansions totaling 77,050 square feet at 101 Hudson Street in Jersey City.  The expansion space is comprised of 53,372 square feet for four years and seven months and 23,678 square feet for five years.  101 Hudson Street is a 1,246,283 square-foot, 99.2 percent-leased office building on the Jersey City waterfront.

-
Financial services firm Citigroup Global Markets, Inc. signed a transaction to remain at 140 East Ridgewood Avenue in Paramus for 10 years and five months.  The 22,782 square-foot deal relocates a portion of Citigroup’s space within the building and expands their presence by 3,118 square feet.  140 E. Ridgewood is a 239,680 square-foot office building and is 98.4 percent leased.

-
Orloff, Lowenbach, Stifelman & Siegel, P.A., a law firm, signed a five-year renewal for 20,228 square feet at 101 Eisenhower Parkway in Roseland.  The 237,000 square-foot office building, located in Eisenhower/280 Corporate Center, is 95.8 percent leased.

IN CENTRAL NEW JERSEY:
-	Greater New York Mutual Insurance Company signed a 10-year renewal of its lease for the entire 40,000 square foot office building located at 377 Summerhill Road in East Brunswick.

-
Accounting firm WithumSmith+Brown signed a transaction totaling 33,432 square feet at 5 Vaughn Drive in Princeton, representing an eight-year expansion of 6,235 square feet and two-year extension of 27,197 square feet.  5 Vaughn Drive is a 98,500 square foot office building and is 100 percent leased.

IN WESTCHESTER COUNTY, NEW YORK:
-
Xand Corporation, a provider of data center infrastructure and business continuity solutions, leased a total of 89,710 square feet at Mid-Westchester Executive Park in Hawthorne.  The transactions consisted of a three-year extension of 46,078 square feet, representing the entire office/flex building located at 11 Skyline Drive, and a new, 10-year and nine month lease for 43,632 square feet at 17 Skyline Drive.  17 Skyline Drive is an 85,000 square-foot office building and is 100 percent leased.

-	Montefiore Medical Center renewed its lease of 26,742 square feet at 3 Executive Boulevard in Yonkers for 10 years. The 58,000 square foot office building is 100 percent leased.

-
Cablevision Lightpath, Inc., a subsidiary of Cablevision Systems Corporation, signed a five-year and three-month renewal of its lease for 11,400 square feet at 565 Taxter Road.  The 170,554 square-foot office building is located in the Taxter Corporate Park in Elmsford and is 98.8 percent leased.

IN ROCKLAND COUNTY, NEW YORK:
-	Allstate Insurance Company renewed its lease of 29,005 square feet at 400 Rella Boulevard for five years. The 180,000 square-foot office building is located in Suffern and is 91.4 percent leased.

IN SUBURBAN PHILADELPHIA:
-
Cort Business Services Corporation, a subsidiary of Berkshire Hathaway, renewed its lease of 46,880 square feet at 31 Twosome Drive in Moorestown, New Jersey for five years.  31 Twosome Drive, a 84,200 square-foot office/flex building located in the Moorestown West Corporate Center, is 100 percent leased.

-
Beverage producer Tropicana Products, Inc. signed a seven-year transaction totaling 26,580 square feet, representing a renewal of 19,525 square feet and expansion of 7,055 square feet, at 915 N. Lenola Road.  The 52,488 square-foot office flex building is located in the Moorestown West Corporate Center and is 100 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the fourth quarter 2007 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/graphics/shareholders/pdfs/4th.quarter.sp.07.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2008, as follows:

Full Year
2008 Range
Net income available to common shareholders	$0.66 - $0.82
Add: Real estate-related depreciation and amortization	2.74
Funds from operations available to common shareholders	$3.40 - $3.56

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections.  Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, February 14, 2008 at 11:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=cli&script=1010&item_id=1746289

The live conference call is also accessible by calling (913) 312-1390 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on February 14, 2008 through February 21, 2008.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 1584951.

Copies of Mack-Cali’s Form 10-K and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

2007 Form 10-K:
http://www.mack-cali.com/graphics/shareholders/pdfs/10k.07.pdf

Fourth Quarter 2007 Supplemental Operating and Financial Data:
http://www.mack-cali.com/graphics/shareholders/pdfs/4th.quarter.sp.07.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Dept.
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization.  The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT.  The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.  FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition.  However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”).  A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio.  Mack-Cali owns or has interests in 294 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 33.7 million square feet.  The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,200 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at http://www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).  In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein.  Investors may not rely on the press release without reference to the 10-K and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended
	December 31,
Revenues	2007	2006
Base rents	$147,889	$134,770
Escalations and recoveries from tenants	25,304	21,012
Construction services	19,344	19,939
Real estate services	4,703	12,030
Other income	4,442	8,331
Total revenues	201,682	196,082

Expenses
Real estate taxes	21,151	21,568
Utilities	18,254	13,553
Operating services	27,876	32,013
Direct construction costs	19,155	18,454
General and administrative	14,811	16,280
Depreciation and amortization	48,500	43,415
Total expenses	149,747	145,283
Operating income	51,935	50,799

Other (Expense) Income
Interest expense	(32,240)	(35,390)
Interest and other investment income	497	696
Equity in earnings (loss) of unconsolidated joint ventures	(432)	(200)
Minority interest in consolidated joint ventures	151	75
Gain on sale of land and other assets	--	10,831
Gain/(loss) on sale of land and other assets	--	(416)
Total other (expense) income	(32,024)	(24,404)
Income from continuing operations before
Minority interest in Operating Partnership	19,911	26,395
Minority interest in Operating Partnership	(3,562)	(5,162)
Income from continuing operations	16,349	21,233
Discontinued operations (net of minority interest):
Income from discontinued operations	--	2,897
Realized gains (losses) and unrealized losses on disposition of rental property, net	--	43,794
Total discontinued operations, net	--	46,691
Net income	16,349	67,924
Preferred stock dividends	(500)	(500)
Net income available to common shareholders	$15,849	$67,424

PER SHARE DATA:
Basic earnings per common share	$ 0.24	$ 1.08

Diluted earnings per common share	$ 0.24	$ 1.07

Dividends declared per common share	$ 0.64	$ 0.64

Basic weighted average shares outstanding	66,903	62,471

Diluted weighted average shares outstanding	82,138	78,410

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Year Ended
	December 31,
Revenues	2007	2006
Base rents	$575,463	$532,879
Escalations and recoveries from tenants	104,781	90,214
Construction services	88,066	56,225
Real estate services	17,970	31,045
Other income	22,070	21,649
Total revenues	808,350	732,012

Expenses
Real estate taxes	90,895	85,999
Utilities	73,072	59,788
Operating services	106,946	107,880
Direct construction costs	85,179	53,602
General and administrative	52,162	49,074
Depreciation and amortization	183,564	159,096
Total expenses	591,818	515,439
Operating income	216,532	216,573

Other (Expense) Income
Interest expense	(126,672)	(134,964)
Interest and other investment income	4,670	3,054
Equity in earnings (loss) of unconsolidated joint ventures	(5,918)	(5,556)
Minority interest in consolidated joint ventures	643	218
Gain on sale of investment in marketable securities	--	15,060
Gain on sale of investment in unconsolidated joint ventures	--	10,831
Gain/(losses) on sale of land and other assets	--	(416)
Total other (expense) income	(127,277)	(111,773)
Income from continuing operations before
Minority interest in Operating Partnership	89,255	104,800
Minority interest in Operating Partnership	(16,126)	(20,121)
Income from continuing operations	73,129	84,679
Discontinued operations (net of minority interest):
Income from discontinued operations	1,057	12,272
Realized gains (losses) and unrealized losses on disposition of rental property, net	36,280	47,715
Total discontinued operations, net	37,337	59,987
Net income	110,466	144,666
Preferred stock dividends	(2,000)	(2,000)
Net income available to common shareholders	$108,466	$142,666

PER SHARE DATA:
Basic earnings per common share	$ 1.62	$ 2.29

Diluted earnings per common share	$ 1.61	$ 2.28

Dividends declared per common share	$ 2.56	$ 2.54

Basic weighted average shares outstanding	67,026	62,237

Diluted weighted average shares outstanding	82,500	77,901

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended
	December 31,
	2007	2006
Net income available to common shareholders	$15,849	$67,424
Add: Minority interest in Operating Partnership	3,562	5,162
Minority interest in discontinued operations	--	11,628
Real estate-related depreciation and amortization on continuing operations (1)	53,598	49,053
Real estate-related depreciation and amortization on discontinued operations	--	466
Deduct: Gain on sale of investment in unconsolidated joint venture	--	(10,831)
Discontinued operations – Realized gains (losses) and unrealized losses on disposition of rental property, net	--	(54,700)
Funds from operations available to common shareholders (2)	$73,009	$68,202

Diluted weighted average shares/units outstanding (3)	82,138	78,410

Funds from operations per share/unit – diluted	$ 0.89	$ 0.87

Dividends declared per common share	$ 0.64	$ 0.64

Dividend payout ratio:
Funds from operations-diluted	72.00%	73.58%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$ 3,822	$ 4,890
Tenant improvements and leasing commissions	$12,886	$22,132
Straight-line rent adjustments (4)	$ 1,775	$ 2,794
Amortization of (above)/below market lease intangibles, net (5)	$ 1,911	$ 849

(1)	Includes the Company’s share from unconsolidated joint ventures of $5,125 and $5,776 for 2007 and 2006, respectively.
(2)
 Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)
 Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares, (15,037 shares in 2007 and 15,556 shares in 2006), plus dilutive Common Stock Equivalents (i.e. stock options).

(4)	Includes the Company’s share from unconsolidated joint ventures of $715 and $1,019 for 2007 and 2006, respectively.
(5)	Includes the Company’s share from unconsolidated joint ventures of $370 and $0 for 2007 and 2006, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Year Ended
	December 31,
	2007	2006
Net income available to common shareholders	$108,466	$142,666
Add: Minority interest in Operating Partnership	16,126	20,121
Minority interest in discontinued operations	8,374	14,905
Real estate-related depreciation and amortization on continuing operations (1)	204,937	174,379
Real estate-related depreciation and amortization on discontinued operations	424	8,853
Deduct: Gain on sale of investment in unconsolidated joint venture	--	(10,831)
Discontinued operations – Realized gains (losses) and unrealized losses on disposition of rental property, net	(44,414)	(59,605)
Funds from operations available to common shareholders (2)	$293,913	$290,488

Diluted weighted average shares/units outstanding (3)	82,500	77,901

Funds from operations per share/unit – diluted	$ 3.56	$ 3.73

Dividends declared per common share	$ 2.56	$ 2.54

Dividend payout ratio:
Funds from operations-diluted	71.86%	68.12%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$10,875	$12,465
Tenant improvements and leasing commissions	$56,759	$68,498
Straight-line rent adjustments (4)	$11,161	$20,397
Amortization of (above)/below market lease intangibles, net (5)	$ 5,326	$2,108

(1)	Includes the Company’s share from unconsolidated joint ventures of $21,875 and $15,854 for 2007 and 2006, respectively.
(2)
  Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)
  Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares, (15,190 shares in 2007 and 15,286 shares in 2006), plus dilutive Common Stock Equivalents (i.e. stock options).

(4)	Includes the Company’s share from unconsolidated joint ventures of $3,068 and $3,432 for 2007 and 2006, respectively.
(5)	Includes the Company’s share from unconsolidated joint ventures of $1,467 and $0 for 2007 and 2006, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended
	December 31,
	2007	2006
Net income available to common shareholders	$0.24	$1.07
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.65	0.63
Real estate-related depreciation and amortization on discontinued operations	--	0.01
Deduct: Gain on sale of investment in unconsolidated joint venture	--	(0.14)
Discontinued operations – Realized gains (losses) and unrealized losses on disposition of rental property, net	--	(0.70)
Funds from operations available to common shareholders (2)	$0.89	$0.87

Diluted weighted average shares/units outstanding (3)	82,138	78,410

(1)	Includes the Company’s share from unconsolidated joint ventures of $0.06 and $0.07 for 2007 and 2006, respectively.
(2)
  Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)
  Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (15,037 shares in 2007 and 15,556 shares in 2006), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Year Ended
	December 31,
	2007	2006
Net income available to common shareholders	$1.61	$2.28
Add: Real estate-related depreciation and amortization on continuing operations (1)	2.48	2.24
Real estate-related depreciation and amortization on discontinued operations	0.01	0.11
Deduct: Gain on sale of investment in unconsolidated joint venture	--	(0.14)
Deduct: Discontinued operations – Realized gains (losses) and unrealized losses on disposition of rental property, net	(0.54)	(0.77)
Minority interest / rounding adjustment	--	0.01
Funds from operations available to common shareholders (2)	$3.56	$3.73

Diluted weighted average shares/units outstanding (3)	82,500	77,901

(1) Includes the Company’s share from unconsolidated joint ventures of $0.27 and $0.20 for 2007 and 2006, respectively.
(2) Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3) Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares 15,190 shares in 2007 and 15,286 shares in 2006), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except share amounts) (unaudited)

	December 31,
	2007	2006
ASSETS:
Rental property
Land and leasehold interests	$726,253	$659,169
Buildings and improvements	3,753,088	3,549,699
Tenant improvements	397,132	356,495
Furniture, fixtures and equipment	8,956	8,224
	4,885,429	4,573,587
Less-accumulated deprec. & amort.	(907,013)	(796,793)
Net investment in rental property	3,978,416	3,776,794
Cash and cash equivalents	24,716	101,223
Marketable securities available for sale at fair value	4,839	--
Investments in unconsolidated joint ventures	181,066	160,301
Unbilled rents receivable, net	107,761	100,847
Deferred charges and other assets, net	246,386	240,637
Restricted cash	13,613	15,448
Accounts receivable, net	36,405	27,639

Total assets	$4,593,202	$4,422,889

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Senior unsecured notes	$1,632,547	$1,631,482
Revolving credit facility	250,000	145,000
Mortgages, loans payable and other obligations	329,188	383,477
Dividends and distributions payable	52,099	50,591
Accounts payable, accrued expenses and other liabilities	142,778	122,134
Rents received in advance and security deposits	51,992	45,972
Accrued interest payable	34,193	34,106
Total liabilities	2,492,797	2,412,762

Minority interests:
Operating Partnership	456,436	480,103
Consolidated joint ventures	1,414	2,117
Total minority interests	457,850	482,220
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000
and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized,
65,558,073 and 62,925,191 shares outstanding	656	629
Additional paid-in capital	1,886,467	1,708,053
Dividends in excess of net earnings	(269,521)	(205,775)
Accumulated other comprehensive income	(47)	--
Total stockholders’ equity	1,642,555	1,527,907

Total liabilities and stockholders’ equity	$4,593,202	$4,422,889